UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2025

Enovis Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Centerville Road, Suite 400 Wilmington, DE 19808 (Address of principal executive offices) (Zip Code)

(302) 252-9160

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ENOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

As previously announced, Enovis Corporation’s management team will present at the J.P. Morgan Healthcare Conference on Monday, January 13, 2025 at 9:45 a.m. PST (12:45 p. m. EST).

A link to the live webcast presentation, as well as a copy of the accompanying presentation materials, will be available at www.enovis.com. A link to a replay of the presentation will also be available on the Enovis website later in the day.

A copy of the presentation materials is also attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission (“SEC”) and shall not be deemed to be incorporated by reference into any of Enovis’ filings with the SEC under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

99.1	Presentation dated January 13, 2025

104	Cover Page Interactive Data File - The cover page from this Current Report on Form 8-K is formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2025

ENOVIS CORPORATION

By:	/s/ Bradley J. Tandy
Name: Bradley J. Tandy
Title: Senior Vice President and Chief Legal Officer